Exhibit 99.1

iPower Reports Fourth Quarter and Fiscal 2021 Results

Strong Demand for In-House Branded Products Drives Fiscal 2021 Revenue Up 35% to $54.1 Million

iPower Management to Host Conference Call Today at 4:30 p.m. Eastern Time

DUARTE, CA, September 27, 2021 -- iPower Inc. (Nasdaq:IPW) (“iPower” or the “Company”), one of the leading online hydroponic equipment suppliers and retailers in the United States, today announced financial results for its fourth quarter and fiscal year ended June 30, 2021.

Fiscal Q4 2021 Results vs. Year-Ago Quarter

•	Total revenue increased slightly to $14.7 million.
•	Gross profit was $6.5 million compared to $6.6 million. As a percentage of revenue, gross margin was 44.4% compared to 44.7%.
•	Net loss was $(1.9) million or $(0.08) per share, compared to net income of $1.2 million or $0.06 per share.
•	Non-GAAP net income (a non-GAAP financial measure defined below) was $0.6 million or $0.02 per share, compared to $1.2 million or $0.06 per share.

Fiscal 2021 Results vs. Fiscal 2020

•	Total revenue increased 35% to $54.1 million compared to $39.9 million.
•	Gross profit increased 51% to $22.8 million compared to $15.1 million. As a percentage of revenue, gross margin increased 430 basis points to 42.2% compared to 37.9%.
•	Net loss was $(0.8) million or $(0.04) per share, compared to net income of $2.0 million or $0.10 per share.
•	Non-GAAP net income increased 47% to $2.9 million or $0.14 per share, compared to $2.0 million or $0.10 per share.

Management Commentary

“Fiscal 2021 was a solid year for iPower, highlighted by strong revenue growth of more than 35% with considerable gross margin expansion due to a growing mix of in-house product sales,” said Lawrence Tan, CEO of iPower. “The growing demand for our in-house products, which made up 72% of sales in fiscal 2021, is a testament to our superior product research, design and merchandising expertise. Sales of our proprietary products grew nearly 80% in fiscal 2021. We introduced hundreds of new proprietary SKUs in that same period, with the majority of them introduced in the second half of our fiscal year. We believe we have the right products with the right features to address the needs of our customers.

“During our fiscal fourth quarter, we utilized the growth capital raised from our IPO to make significant investments and lay the groundwork for continued growth in the coming years. This included increased advertising on new products launched in the second half of 2021, expansion of our fulfillment infrastructure, and multiple new programs with our co-engineering and supply chain logistics partners.”

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iPower CFO Kevin Vassily added, “As we look toward fiscal 2022, we expect a continued robust demand environment. Historically, our organic revenue growth has ranged between 25-35%, excluding the extraordinary year of fiscal 2020 that benefited from COVID-19 stay-at-home mandates. Hydroponic industry growth at-large appears to be moderating, however, our unique eCommerce model has enabled us to consistently outpace the industry. Given our extensive proprietary SKU introductions over the last six months, we expect to continue outpacing the industry going forward with organic revenue growth of at least 25% in fiscal 2022.

“From a profitability perspective, the cost environment has been more volatile with increased container and product input costs. While we plan to offset some of these costs, we nonetheless believe it is prudent to avoid forecasting exact margin targets until the global supply chain becomes more stable. That said, we are planning a meaningful number of new in-house product introductions, including our own nutrients brand, which we expect will provide margin support during this volatile period. We remain in the early stages of capitalizing on our unique approach to hydroponic eCommerce sales and look forward to another year of strong execution ahead.”

Fiscal Fourth Quarter 2021 Financial Results

Total revenue in the fiscal fourth quarter of 2021 increased slightly to $14.73 million compared to $14.66 million for the same period in fiscal 2020. The Company benefitted from heightened eCommerce demand during the fiscal fourth quarter 2020 as a result of mandatory stay-at-home orders due to COVID-19, and such benefits continued into 2021.

Gross profit in the fiscal fourth quarter of 2021 decreased slightly to $6.5 million compared to $6.6 million. As a percentage of revenue, gross margin was 44.4% compared to 44.7%.

Total operating expenses in the fiscal fourth quarter were $6.3 million compared to $4.8 million for the same period in fiscal 2020. The increase was primarily driven by higher merchant fees related to channel program mix, increases in advertising, and an increase in spending with co-engineering partners.

Net loss in the fiscal fourth quarter of 2021 was $(1.9) million or $(0.08) per share, compared to net income of $1.2 million or $0.06 per share for the same period in fiscal 2020.

Non-GAAP net income in the fiscal fourth quarter was $0.6 million or $0.02 per share, compared to $1.2 million or $0.06 per share. The decrease was driven by the aforementioned higher merchant fees and increased spending.

Cash and cash equivalents were $6.7 million at June 30, 2021, compared to $1.0 million at June 30, 2020. The increase was attributed to proceeds raised from the Company’s initial public offering earlier this fiscal year.

Conference Call

The Company will conduct a conference call today at 4:30 p.m. Eastern Time to discuss the results for its fourth quarter and fiscal year ended June 30, 2021.

iPower management will host the conference call, followed by a question-and-answer period.

Date: September 27, 2021
Time: 4:30 p.m. Eastern time
Toll-free dial-in number: (833) 882-8474
International dial-in number: (409) 981-0009

Conference ID: 3283489

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay here and on the Company’s investor relations website at www.meetipower.com.

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About iPower Inc.

iPower Inc. is one of the leading online retailers and suppliers of hydroponics equipment and accessories in the United States. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its website, www.zenhydro.com, and its online platform partners. All orders are fulfilled from its two fulfillment centers in Southern California. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at https://ir.meetipower.com/.

Non-GAAP Financial Measures

iPower has disclosed non-GAAP net income/(loss) and non-GAAP earnings per share in this press release, which are non-GAAP financial measures as defined by SEC Regulation G. The company defines non-GAAP net income/(loss) as net income/(loss) before stock-based compensation, one-time IPO related costs, D&O insurance, amortization of debt and non-cash financing costs, changes in fair value of warrants and conversion features, and adjustments to tax provisions. A table providing a reconciliation of non-GAAP net income/(loss) and non-GAAP EPS is included at the end of this press release.

The Company’s management believes that presenting non-GAAP net income/(loss) and non-GAAP EPS provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, as well as providing for more consistent period-over-period comparisons. This non-GAAP measure assists management in its operational and financial decision-making, as well as monitoring the Company’s performance. non-GAAP net income/(loss) and non-GAAP EPS are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in iPower's registration statement and in its other filings with the SEC.

Investor Relations Contact

Sherry Zheng

Weitian Group LLC

(718) 213-7386

shunyu.zheng@weitian-ir.com

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iPower Inc. and Subsidiaries

Consolidated Balance Sheets

As of June 30, 2021 and 2020

(Unaudited)

	June 30,	June 30,
	2021	2020
ASSETS
Current assets
Cash and cash equivalent	$6,651,705	$977,635
Accounts receivable	7,896,347	6,067,199
Inventories, net	13,065,741	5,743,181
Prepayments and other current assets	4,693,000	616,231
Total current assets	32,306,793	13,404,246

Non-current assets
Right of use - non-current	1,819,421	262,875
Property and equipment, net	55,659	6,252
Non-current prepayments	1,357,292
Other non-current assets	99,645	–
Total non-current assets	3,332,017	269,127

Total assets	$35,638,810	$13,673,373

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	3,940,963	4,220,347
Credit cards payable	584,311	892,792
Customer deposit	297,407	741,301
Due to related parties	–	133,793
Other payables and accrued liabilities	2,487,441	1,940,858
Short-term loans payable	162,769	1,329,680
Lease liability - current	731,944	262,875
Long-term loan payable - current portion	29,244	–
Income taxes payable	790,823	721,211
Total current liabilities	9,024,902	10,242,857

Non-current liabilities
Long-term loan payable	458,571	500,000
Lease liability - non-current	1,169,552	–

Total non-current liabilities	1,628,123	500,000

Total liabilities	10,653,025	10,742,857

Commitments and contingency	–	–

Stockholders' Equity
Common stock, $0.001 par value; 180,000,000 shares authorized; 26,448,663 and 20,204,496 shares issued and outstanding at June 30, 2021 and June 30, 2020 *	26,449	20,204
Class B common stock, $0.001 par value; 0 and 14,000,000 shares authorized; 0 and 14,000,000 shares issued and outstanding at June 30, 2021 and June 30, 2020 *	–	14,000
Subscription receivable	–	(14,000)
Additional paid in capital	23,214,263	389,490
Retained earnings	1,745,073	2,520,822

Total equity	24,985,785	2,930,516

Total liabilities and equity	$35,638,810	$13,673,373

*On November 16, 2020, the Company implemented a 2-for-1 forward split of the issued and outstanding shares of Common Stock of the Company. Except shares authorized, all references to number of shares, and to per share information in the consolidated financial statements have been retroactively adjusted.

*On October 20, 2020, the Company issued to its Founders 14,000,000 shares of the Company’s Class B Common Stock. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively as outstanding for all reporting periods.

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iPower Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2021	2020	2021	2020

REVENUES	$14,727,768	$14,660,133	$54,075,922	$39,938,472

TOTAL REVENUES	14,727,768	14,660,133	54,075,922	39,938,472

COST OF REVENUES	8,184,358	8,099,954	31,257,358	24,810,907

GROSS PROFIT	6,543,410	6,560,179	22,818,564	15,127,565

OPERATING EXPENSES:
Selling and fulfillment	4,403,285	3,847,275	13,473,602	8,961,627
General and administrative	1,897,774	949,345	6,384,398	3,257,989
Total operating expenses	6,301,059	4,796,620	19,858,000	12,219,616

INCOME FROM OPERATIONS	242,351	1,763,559	2,960,564	2,907,949

OTHER INCOME (EXPENSE)
Interest income (expenses)	(44,129)	(124,764)	(153,785)	(168,283)
Other financing expenses	(50,000)	–	(148,139)	–
PPP loan forgiveness	–	–	175,500	–
Other non-operating income (expense)	(2,048,545)	12,621	(2,843,127)	20,734
Total other income (expense), net	(2,142,674)	(112,143)	(2,969,551)	(147,549)

(LOSS) INCOME BEFORE INCOME TAXES	(1,900,323)	1,651,416	(8,987)	2,760,400

PROVISION FOR INCOME TAXES	6,075	462,400	766,762	773,438

NET (LOSS) INCOME	$(1,906,398)	$1,189,016	$(775,749)	$1,986,962

WEIGHTED AVERAGE NUMBER OF COMMON STOCK*
Basic and diluted	23,863,538	20,170,788	21,113,942	20,093,004

EARNINGS PER SHARE *
Basic and diluted	$(0.080)	$0.059	$(0.04)	$0.10

*On November 16, 2020, the Company implemented a 2-for-1 forward split of the issued and outstanding shares of Common Stock of the Company. The computation of basic and diluted EPS was retroactively adjusted for all periods presented.

*On October 20, 2020, the Company issued to its Founders 14,000,000 shares of the Company’s Class B Common Stock. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively as outstanding for all reporting periods. The computation of basic and diluted EPS did not include the Class B Common Stock as the holders of Class B Common Stock have no dividend or liquidation right until such time as their shares of Class B Common Stock have been converted into Class A Common Stock.

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iPower Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2021	2020	2021	2020

GAAP OPERATING EXPENSES	$6,301,059	$4,796,620	$19,858,000	$12,219,616
Stock-based compensation	(111,683)	–	(111,683)	–
IPO related costs expensed	(196,240)	–	(795,445)	–
D&O Insurance	(100,655)	–	(100,655)	–

NON-GAAP OPERATING EXPENSES	$5,892,481	$4,796,620	$18,850,217	$12,219,616

GAAP INCOME FROM OPERATIONS	$242,351	$1,763,559	$2,960,564	$2,907,949
Stock-based compensation	111,683	–	111,683	–
IPO related costs expensed	196,240	–	795,445	–
D&O Insurance	100,655	–	100,655	–

NON-GAAP INCOME FROM OPERATIONS	$650,929	$1,763,559	$3,968,347	$2,907,949

GAAP OTHER INCOME (EXPENSE)	$(2,142,674)	$(112,143)	$(2,969,551)	$(147,549)
Amortization of debt discount and non-cash financing costs	1,148,494	–	1,611,874	–
Change in fair value of warrants and conversion features	1,023,991	–	1,358,555	–

NON-GAAP OTHER INCOME (EXPENSE)	$29,811	$(112,143)	$878	$(147,549)

GAAP NET (LOSS) INCOME	$(1,906,398)	$1,189,016	$(775,749)	$1,986,962
Stock-based compensation	111,683	–	111,683	–
IPO related costs expensed	196,240	–	795,445	–
D&O Insurance	100,655	–	100,655	–
Amortization of debt discount and non-cash financing costs	1,148,494	–	1,611,874	–
Change in fair value of warrants and conversion features	1,023,991	–	1,358,555	–
Adjustments to tax provision	(114,335)		(282,014)
NON-GAAP NET (LOSS) INCOME	$560,330	$1,189,016	$2,920,449	$1,986,962

GAAP (LOSS) EARNINGS PER SHARE *
Basic and diluted	$(0.080)	$0.059	$(0.04)	$0.10
Impact of Non-GAAP adjustments	0.103	–	0.175	–
NON-GAAP (LOSS) EARNINGS PER SHARE *	$0.022	$0.059	$0.138	$0.099

WEIGHTED AVERAGE NUMBER OF COMMON STOCK*
Basic and diluted - GAAP and NON-GAAP	23,863,538	20,170,788	21,116,750	20,093,004

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